Exhibit 4.1

PRENETICS GLOBAL LIMITED

NUMBER	INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES ACT (AS AMENDED OR REVISED FROM TIME TO TIME)	CLASS A ORDINARY SHARES

This certifies that ____________________is the registered holder of                            Class A ordinary shares of par value $0.0001 each in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the Company this ______ day of ______________ 2021

_______________________________

Director/Authorized Person

PRENETICS GLOBAL LIMITED

NUMBER	INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES ACT (AS AMENDED OR REVISED FROM TIME TO TIME)	CONVERTIBLE CLASS B ORDINARY SHARES

This certifies that ____________________is the registered holder of ____________ Convertible Class B ordinary shares of par value $0.0001 each in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the Company this ______ day of ______________ 2021

_______________________________

Director/Authorized Person